Sunrise Senior Living, Inc. Affiliates and Subsidiaries
As of 12/31/2004

Exhibit 21

	Direct or Indirect	Jurisdiction
Subsidiaries	Ownership	of Incorporation
Clayton Road Assisted Living, LLC	100%	Missouri
Dignity Home Care, Inc.	100%	New York
Forum NGH, Inc.	100%	Delaware
Karrington Acquisition, Inc.	100%	Ohio
Karrington Health, Inc.	100%	Ohio
Karrington of Albuquerque Ltd.	100%	Ohio
Karrington of Colorado Springs Ltd.	100%	Ohio
Karrington of Englewood Ltd.	100%	Ohio
Karrington of Findlay Ltd.	50%	Ohio
Karrington of Finneytown Ltd.	100%	Ohio
Karrington of Kenwood Ltd.	100%	Ohio
Karrington of Oakwood Ltd.	100%	Ohio
Karrington Operating Company, Inc.	100%	Ohio
Kensington Cottages Corporation of America, Inc.	100%	Minnesota
LandCal Investments SL, Inc.	100%	Delaware
Legacy Healthcare Management, LLC	100%	Missouri
Martha Child Interiors, Inc.	100%	Virginia
Master MorSun GP, LLC	100%	Delaware
MorSun Tenant GP, LLC	100%	Delaware
MSLS-Maple Ridge, Inc.	100%	Delaware
NAH/Sunrise Severna Park, LLC	50%	Maryland
SunCo, LLC	100%	Delaware
Sunrise 2000, LLC	100%	Virginia
Sunrise 2000 GP, LLC	100%	Virginia
Sunrise 2002, LLC	100%	Virginia
Sunrise 2002 GP, LLC	100%	Virginia
Sunrise Ann Arbor Assisted Living, L.L.C.	100%	Michigan
Sunrise Assisted Living Insurance, Inc.	100%	Vermont
Sunrise Assisted Living Limited Partnership	100%	Virginia
Sunrise Assisted Living Limited Partnership VIII	100%	California
Sunrise Augusta Assisted Living Limited Partnership	100%	Georgia
Sunrise Aurora Assisted Living, L.L.C.	100%	Colorado
Sunrise Bath Assisted Living, L.L.C.	100%	Ohio
Sunrise Bethesda SL, Inc.	100%	Delaware
Sunrise Carmel Assisted Living, L.L.C.	100%	Indiana
Sunrise Chanate Assisted Living, L.P.	100%	California
Sunrise Continuing Care, LLC	100%	Delaware
Sunrise Columbus Assisted Living Limited Partnership	100%	Georgia
Sunrise Development, Inc.	100%	Virginia
Sunrise Dunwoody Assisted Living, L.P.	100%	Georgia
Sunrise Eastover Assisted Living, L.L.C.	100%	North Carolina
Sunrise Edgewater Assisted Living, L.L.C.	100%	New Jersey
Sunrise of Erin Mills, LP	100%	Ontario
Sunrise or Erin Mills GP, Inc.	100%	Ontario
Sunrise Fairfax Assisted Living, L.L.C.	100%	Virginia
Sunrise Fall Creek Assisted Living, L.L.C	100%	Indiana

Sunrise Senior Living, Inc. Affiliates and Subsidiaries
As of 12/31/2004

Exhibit 21

	Direct or Indirect	Jurisdiction
Subsidiaries	Ownership	of Incorporation
Sunrise Farmington Hills Assisted Living, L.L.C.	100%	Michigan
Sunrise First GP, LLC	100%	Delaware
Sunrise Fort Wayne Assisted Living, L.L.C.	100%	Indiana
Sunrise Greenville Assisted Living Limited Partnership	100%	South Carolina
Sunrise Grosse Pointe Senior Living, LLC	100%	Delaware
Sunrise Hamilton Assisted Living, L.L.C.	100%	Ohio
Sunrise Home Help Bassett Ltd.	100%	United Kingdom
Sunrise Home Help Edgbaston Ltd.	100%	United Kingdom
Sunrise Home Help Esher Ltd.	100%	United Kingdom
Sunrise Home Help Fleet Ltd.	100%	United Kingdom
Sunrise Home Help Guildford Ltd.	100%	United Kingdom
Sunrise Home Help Westborne Ltd.	100%	United Kingdom
Sunrise Klein Flottbek Pflege GmbH	100%	Germany
Sunrise Napa Assisted Living Limited Partnership	100%	California
Sunrise North Assisted Living Limited	100%	New Brunswick
Sunrise Operations Canada, Inc.	100%	New Brunswick
Sunrise Partners, L.P.	100%	Virginia
Sunrise Reinbek Pflege GmbH	100%	Germany
Sunrise Scottsdale Senior Living, LLC	100%	Delaware
Sunrise Senior Living Germany GmbH	100%	Germany
Sunrise Senior Living International Limited Partnership	100%	Jersey Islands
Sunrise Senior Living Investments, Inc.	100%	Virginia
Sunrise Senior Living Jersey Ltd.	100%	Jersey Islands
Sunrise Senior Living Management, Inc.	100%	Virginia
Sunrise Senior Living Services, Inc.	100%	Delaware
Sunrise Senior Ventures, Inc.	100%	Delaware
Sunrise Shaker Heights Assisted Living, L.L.C.	100%	Ohio
Sunrise St. Johns Assisted Living, L.L.C.	100%	Louisiana
Sunrise Staten Island SL, LLC	100%	Delaware
Sunrise West Assisted Living Limited Partnership	100%	California
Sunrise West Hartford Assisted Living, L.L.C.	100%	Connecticut
Sunrise Willow Lake Assisted Living, L.L.C.	100%	Indiana
Sunrise Wilton Assisted Living, L.L.C.	100%	Connecticut
Sunrise Wooster Assisted Living, L.L.C.	100%	Ohio

2